Exhibit 10.3

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***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

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Under 17 C.F.R. Sections 200.80(b)(4)

and Rule 406 of the

Securities Act of 1933,

as amended.

CONFIDENTIAL

Execution Copy

AMENDED AND RESTATED RESEARCH AND LICENSE AGREEMENT

This Amended and Restated Research and License Agreement (“Agreement”) dated as of December 22, 2004, is by and between Centocor, Inc., a Pennsylvania corporation having its principal place of business at 200 Great Valley Parkway, Malvern, Pennsylvania, 19355 (“CENTOCOR”), and MORPHOSYS AG, a German stock corporation with its principal place of business at Lena-Christ-Str. 48, 82152 Martinsried/Planegg, Germany (together with its Affiliates, “MORPHOSYS”), and amends and restates, from and after the date hereof, the Research and License Agreement having an Effective Date of December 29, 2000, as amended by a First Amendment on February 28, 2001, and again by a Second Amendment on April 21, 2003. MORPHOSYS and CENTOCOR are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, CENTOCOR desires to have MORPHOSYS supply to CENTOCOR and its Affiliates human antibodies generated by MORPHOSYS using MORPHOSYS Technology, defined hereinafter, for the use by CENTOCOR and its Affiliates in the evaluation and potential development of such human antibodies, on the terms set forth herein;

WHEREAS, CENTOCOR desires to receive, and MORPHOSYS desires to grant, licenses to such technology and resulting discoveries and products on the terms set forth herein; and

WHEREAS, the Parties are concurrently entering into an Amended and Restated Subscription and License Agreement (“Subscription Agreement”).

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NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified below.

1.1	“Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. “Control” or “controlled” means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.
1.2	“Agreement Year” shall mean an annual period commencing on the Effective Date of the Research and License Agreement (December 29, 2000) or any anniversary thereof.
1.3	“CAT Framework Agreement” shall mean the agreement dated December 20, 2002, between MORPHOSYS and CAT, a redacted copy of which is appended hereto as Appendix 3.8(b).
1.4	“CENTOCOR Patent Rights” shall mean the rights and interests in all patents and pending patent applications that cover and disclose CENTOCOR Technology, including all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether existing now or obtained in the future.
1.5	“CENTOCOR Technology” shall mean all proprietary know how and trade secrets, including but not limited to, sequence information, compositions, technology, data, techniques, specifications, designs and other Information

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(whether or not patentable) that is reasonably related to the research and development of a product that comprises a HuCAL Antibody; provided, however, such CENTOCOR Technology shall exclude HuCAL Antibody Technology (including, but not limited to HuCAL Antibodies) and MORPHOSYS Technology.
1.6	”Clinical Monitoring License” shall have the meaning set forth in Section 3.3(c).
1.7	“Commercial In-Vitro Diagnostic License” shall have the meaning set forth in Section 3.3(d).
1.8	“Commercial In-Vivo Diagnostic License” shall have the meaning set forth in Section 3.3(e).
1.9	“Commercial License” shall mean, individually and collectively, a Commercial In-Vitro Diagnostic License, a Commercial In-Vivo Diagnostic License, a Commercial Therapeutic License and a Commercial Small Molecule License.
1.10	“Commercial License Request” shall have the meaning set forth in Section 3.4(a).
1.11	“Commercial License Response” shall have the meaning set forth in Section 3.4(b).
1.12	“Commercial Small Molecule License” shall have the meaning set forth in Section 3.3(b).
1.13	“Commercial Target” shall mean a Target that is listed on an executed copy of Appendix 3.3, as executed in accordance with the protocol of Section 3.4 and licensed for use in accordance with Section 3.3.
1.14	“Commercial Therapeutic License” shall have the meaning set forth in Section 3.3(a).
1.15	“Effective Date” shall mean December 29, 2000.
1.16	“Field” shall mean all human healthcare-related and diagnostic uses.
1.17	“First Commercial Sale” shall mean the first sale of a Licensed Product in arm’s length sales to an unrelated third party.

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1.18	“FTE” shall mean the equivalent of one researcher involved in customer support on a full-time basis of at least […***…] per week of effort.
1.19	“HuCAL Antibody” shall mean (i) a monoclonal antibody or any antibody fragment (including but not limited to antibody fragments such as Fv, Fab, F(ab’)2, single chain antibody, antibody conjugate bound to a toxin or bound to a label, or any other antibody moiety) that binds to a Target and that in all cases has been isolated from the MORPHOSYS HuCAL GOLD Library (or any substantial improvement of such Library), such antibody or fragment provided (A) by MORPHOSYS to CENTOCOR pursuant to the Research Plan, or (B) discovered or developed by MORPHOSYS outside of the Research Plan, but having been offered by MORPHOSYS and accepted by CENTOCOR or its Affiliates for further development under a Commercial License; and (ii) any antibody or antibody fragment thereof, derived (either physically or by reverse engineering, in one or more steps) from an antibody or antibody fragment referred to in sub-Section 1.19(i) hereof and which derived antibody or fragment binds to the same Target.
1.20	“HuCAL Antibody Patent Rights” shall mean the rights and interests in and to all patents and pending patent applications covering and disclosing HuCAL Antibody Transferred Technology, including all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether existing now or obtained in the future.
1.21	“HuCAL Antibody Technology” shall mean each HuCAL Antibody and all related proprietary know how and trade secrets, including but not limited to, sequence information, compositions, technology, data, techniques, specifications, designs and other information (whether or not patentable).
1.22	“HuCAL Antibody Transferred Technology” shall mean any and all HuCAL Antibody Technology (including HuCAL Antibodies) transferred to CENTOCOR under this Agreement.
1.23	“IND” shall mean an investigational new drug application filed with the FDA as more fully defined in 21 C.F.R. §312.3.

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1.24	“JHU License Agreement” shall mean the license agreement entered into on September, 29, 1993, between MORPHOSYS and The Johns Hopkins University, a redacted copy of which is appended hereto as Appendix 1.24.
1.25	“Licensed Clinical Monitoring Antibody” shall mean a HuCAL Antibody specific for a Commercial Target for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(c) of this Agreement, to be used in a clinical setting for the purposes of patient screening or monitoring in order to facilitate the development by CENTOCOR or an Affiliate of a clinical product, which may or may not be a Licensed Therapeutic Antibody Product.
1.26	“Licensed In-Vitro Diagnostic Antibody Product” shall mean a product comprising one or more HuCAL Antibodies specific for a Commercial Target, for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(d) of this Agreement, and which HuCAL Antibodies are used for in-vitro diagnostic use.
1.27	“Licensed In-Vivo Diagnostic Antibody Product” shall mean a product comprising one or more HuCAL Antibodies specific for a Commercial Target, for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(e) of this Agreement, and which HuCAL Antibodies are used for in-vivo diagnostic use.
1.28	“Licensed New Molecular Entity Product” shall mean a small molecule drug or therapeutic peptide or therapeutic protein, the discovery or development of which involves the use in a high-throughput screen by CENTOCOR or an Affiliate of a Licensed Screening Antibody, and which is directed against a Commercial Target selected for such purpose and listed on Appendix 3.3 attached hereto as provided in Section 3.3(b).
1.29	“Licensed Product” shall mean, individually and collectively, a Licensed Therapeutic Antibody Product, a Licensed In-Vitro Diagnostic Antibody Product, and a Licensed In-Vivo Diagnostic Antibody Product .

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1.30	“Licensed Screening Antibody” shall mean a HuCAL Antibody specific for a Commercial Target for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(b) of this Agreement.
1.31	“Licensed Therapeutic Antibody Product” shall mean a product comprising one or more HuCAL Antibodies specific for a Commercial Target, for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(a) of this Agreement, and which HuCAL Antibody is used for therapeutic, prophylactic and/or palliative use.
1.32	“MORPHOSYS Anti-EST Technology” shall mean that portion of MORPHOSYS Technology including the technology described in Appendix 1.32 attached hereto and incorporated herein.
1.33	“MORPHOSYS HuCAL GOLD Library” shall mean that portion of MORPHOSYS Technology including the human combinatorial antibody library (“HuCAL”) as further described in Appendix 1.33 and expression vectors relating thereto, as described on Appendix 1.32, as well as any further improvements thereof.
1.34	“MORPHOSYS Patent Rights” shall mean the rights and interests in and to all patents and patent applications listed in Appendix 1.34, including all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether existing now or obtained in the future, which in all cases cover MORPHOSYS Transferred Technology.
1.35	“MORPHOSYS Licensee” shall mean a third party to whom MORPHOSYS has granted rights to use a proprietary library of MORPHOSYS and/or an antibody or antibody fragment derived therefrom.

1.36	“MORPHOSYS Technology” shall mean, individually and collectively,
(a)	the MORPHOSYS HuCAL GOLD Library; MORPHOSYS Anti-EST Technology; and all other software, data, and protocols, all as described in Appendix 1.36; and

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(b)	any related know how and trade secrets, including but not limited to, proprietary sequence information, compositions, technology, data, techniques, specifications, designs and other information (whether or not patentable) of any type (i) existing as of the Effective Date of the Research and License Agreement (December 29, 2000) and/or during the Research Term; and (ii) in which MORPHOSYS has an ownership interest with the right to grant licenses or sublicenses thereunder, without violating the terms of any agreement or other arrangement with any third party.
1.37	“MORPHOSYS Transferred Technology” shall mean any and all MORPHOSYS Technology transferred to CENTOCOR under this Agreement.
1.38	“Net Sales” shall mean the gross invoiced sales of any Licensed Product charged by CENTOCOR, its Affiliates or its Sublicensees for the sale of a Licensed Product in arm’s length sales to unrelated third parties, less (a) […***…]; (b) […***…]; (c) […***…]; (d) […***…]. Net Sales shall not include […***…]. In the event that Licensed Products are sold in the form of combination products containing one or more active ingredients, other than Licensed Product, Net Sales for such combination products will be calculated by […***…].
1.39	“Phase II Clinical Trial” shall mean that portion of the clinical development program beyond Phase I, which is not a Phase III Clinical Trial and which provides for studies in patients conducted to evaluate the clinical effectiveness of the drug for a particular indication or indications in patients with the disease or condition under study to provide information about efficacy, dose-response, dose regimen, safety, tolerance, kinetics, and useful clinical outcome measures, and to determine the common side effects and risks associated with the Licensed Product.
1.40

“Phase III Clinical Trial” shall mean that portion of the clinical development program beyond Phase I, which is not a Phase II Clinical Trial and which provides for large scale clinical studies conducted in a

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sufficient number of patients to establish the clinical efficacy of a Licensed Product for one or more indications and its safety, as more fully defined, in the United States in 21 C.F.R. §312.21(c).
1.41	“Research Collaboration” shall have the meaning set forth in Section 2.1 hereof.
1.42	“Research Committee” or “RC” shall have the meaning specified in Section 2.5.
1.43	“Research Plan” shall mean a written description of the research and development activities to be performed by MORPHOSYS under the direction of the Research Committee under the Research Collaboration of this Agreement, for MORPHOSYS to provide to CENTOCOR: HuCAL Antibody Transferred Technology, as further described in Appendix 1.43 attached hereto and incorporated herein.
1.44	“Research Term” shall mean seven (7) years from the Effective Date of the Research and License Agreement (December 29, 2000), unless this Agreement is terminated earlier under Article 9, or extended by mutual agreement of the Parties.
1.45	“Sublicensee” shall mean any non-Affiliate third party licensed or sublicensed by CENTOCOR in accordance with the terms of this Agreement under any license granted to CENTOCOR hereunder, to make, have made, use, have used, offer for sale, have offered for sale, sell, have sold, import, have imported, export or have exported, distribute or have distributed, any Licensed Product.
1.46	“Success Criteria” shall mean criteria that are proposed by CENTOCOR and agreed to by the Research Committee for one or more HuCAL Antibody(ies) specific for a Commercial Target, which HuCAL Antibody(ies) is/are to be generated by MORPHOSYS under the Research Plan and provided to CENTOCOR, which criteria may or may not include, but are not limited to, affinity, avidity, off-rate, on-rate, binding region, neutralization, antagonism, agonism, cross-reactivity, in-vitro, in-vivo or in-

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situ biological activities, or any other specified criteria, measured quantitatively or qualitatively.
1.47	“Target” shall mean (i) a single polypeptide chain that is encoded by a particular gene; (ii) any epitope produced by a combination of two or more polypeptide chains that form a functional complex; or (iii) a defined non-peptide entity.
1.48	“Term” shall have the meaning set forth in Section 9.1.
1.49	“Territory” shall mean worldwide.
1.50	“Valid Claim” shall mean a claim in any enforceable, unexpired, and issued patent under MORPHOSYS Patent Rights, HuCAL Antibody Patent Rights and/or covered by the CAT Framework Agreement, JHU License Agreement and/or XOMA License Agreement that has not been held invalid or unenforceable by a decision of a court or other appropriate body of competent jurisdiction from which no further appeal may be taken.
1.51	“XOMA License Agreement” shall mean the license agreement entered into on February 1, 2002, between MORPHOSYS and XOMA, a redacted copy of which is appended hereto as Appendix 3.8(a).

2 RESEARCH COLLABORATION

2.1	Objectives and Effort. The objective of the research collaboration under this Article 2 will be for the Parties to: jointly perform research activities as outlined in each Research Plan utilizing at MORPHOSYS’ facilities the MORPHOSYS Technology referenced under Section 1.36(a) and other resources, which shall include without limitation efforts by MORPHOSYS to generate and deliver HuCAL Antibody Transferred Technology to CENTOCOR, who will conduct further research with such HuCAL Antibody Transferred Technology (which may include efforts by CENTOCOR to generate CENTOCOR Technology), in order to allow the Parties to discover, characterize and develop HuCAL Antibodies and other HuCAL Antibody Technology for use as permitted by any license under Section 3.3 (the “Research Collaboration”).

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2.2	ESTs. CENTOCOR and its Affiliates shall have the right during the Research Term to select up to the equivalent of 100 ESTs encoding antigens or 200 purified antigens, or an agreed upon combination, which can be increased based on increased FTE support under Section 4.3, per Agreement Year.
2.3	Reports. MORPHOSYS shall keep CENTOCOR reasonably informed about the status of the research work performed under the Research Collaboration. In particular, without limitation, MORPHOSYS shall furnish CENTOCOR with quarterly written reports within thirty (30) business days after the end of each quarterly period, describing the progress of its activities specified under any such research work in reasonable detail, including a summary of the progress of any ongoing antibody generation or optimization efforts at MORPHOSYS. At any time, upon request of CENTOCOR, MORPHOSYS will provide an update of the status of ongoing research projects to CENTOCOR.
2.4	Research Plan & Success Criteria.
(a)

CENTOCOR shall be responsible for developing, and MORPHOSYS acknowledges that CENTOCOR already has developed, the initial Research Plan which has been agreed to by the Parties. The Research Plan for the first twelve (12) months of the Research Term had been agreed upon by the Parties within thirty (30) days after the Effective Date of the Research and License Agreement (December 29, 2000). Each Research Plan shall specify objectives, timelines and number of FTEs committed thereto, as well as the Targets to be studied in as much detail as is reasonably possible, in a manner consistent with this Agreement. Every six (6) months during the Research Term, the Research Plan shall be updated by the RC to cover at least the next six (6) months, no later than thirty (30) days before the end of each semi-annual period. Nothing in this Agreement shall be interpreted as obligating CENTOCOR or MORPHOSYS to perform any additional work beyond that which is set forth in any

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approved Research Plan. CENTOCOR shall be responsible for prioritizing work by MORPHOSYS for generating HuCAL Antibodies directed to Commercial Targets in the Research Plan.
(b)	After each grant of a Commercial Therapeutic License, each Party will expend reasonable efforts to update the Research Plan to include pre-determined Success Criteria for one or more HuCAL Antibodies specific for the Commercial Target covered by such Commercial Therapeutic License. It is the intent of the Parties to update the Research Plan, accordingly, within sixty (60) days after the grant of each Commercial Therapeutic License. Following the agreement on such Success Criteria, (i) MORPHOSYS agrees to expend reasonable efforts to utilize MORPHOSYS Technology to generate, for CENTOCOR or its Affiliates, HuCAL Antibodies specific for the Commercial Target covered by such Commercial Therapeutic License, and (ii) CENTOCOR will expend reasonable efforts to provide MORPHOSYS with the respective Commercial Target in DNA and/or peptide/protein and/or cellular form suitable for use.
2.5	Research Committee. A research committee has been established by the parties as provided below and will be responsible for the planning and monitoring of the Research Plan (“Research Committee” or “RC”). In particular, the activities of the RC shall include:

(a)     Approving the Research Plan and amendments thereto and establishing prioritization criteria for specific components thereof, including explicit determination of proposed dates for experimental initiation and completion;

(b)     Monitoring workflow, including experimental sample transfer, sample analysis and data quality control, data analysis and summarization, software installation (access), training and maintenance;

(c)     Monitoring of sample throughput, and overall research progress;

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(d)     Ensuring timely filing of patent applications;

(e)     Assigning tasks and responsibilities taking into account each Party’s respective specific capabilities and expertise in order to avoid duplication and enhance efficiency and synergies; and

(f)     Monitoring timely execution of the Research Plan, including compliance with budgets and timelines.

2.6	RC Membership. MORPHOSYS shall be entitled to appoint, in their sole discretion, a maximum of three (3) members to the RC, and CENTOCOR and its Affiliates shall be entitled to collectively appoint, in their sole discretion, a maximum of three (3) members to the RC, each party entitled to appoint one member as a Co-Chair. Substitutes or alternates for RC members may be appointed at any time by notice in writing to the other Party, provided that such replacement members shall have sufficient authority to ensure acceptance and execution of RC decisions within their organizations. The initial Co-Chairs and other RC members had been designated by each Party on or prior to the Effective Date of the Research and License Agreement (December 29, 2000). Each Party also appointed one or more project coordinators, each of whom has sufficient responsibility to serve as principle liaison for the various research projects and to ensure successful implementation of the Research Plan.
2.7

RC Meetings. The RC shall meet at least quarterly, with such meetings to be held, alternately, in Munich, Germany and at CENTOCOR’s or an Affiliate’s facilities unless the Parties agree otherwise. Any additional meetings shall be held at places and on dates selected by the Co- Chairs of the RC. In addition, the RC may act without a formal meeting by a written memorandum signed by the Co- Chairs of the RC. Whenever any action by the RC is called for hereunder during a time period in which the RC is not scheduled to meet, the Co- Chairs of the RC shall cause the RC to take the action in the requested time period by calling a special meeting or by action without a meeting. Representatives of each Party or of its Affiliates, in addition to the members of the RC, may attend RC

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meetings at the invitation of either Party with the prior approval of the other Party, which approval shall not be unreasonably withheld.
2.8	Minutes of RC Meetings. The RC shall keep accurate minutes of its deliberations, which record all proposed decisions and all actions recommended or taken. Drafts of minutes shall be delivered to the Co- Chairs of the RC within twenty (20) days after any meeting. The Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form within twenty (20) days only with the approval and agreement of the Co-Chairs as evidenced by their written approval of the minutes.
2.9	Research Committee Decisions. At each RC meeting, at least two (2) members appointed by each Party present in person or by telephone shall constitute a quorum and decisions shall be made by majority vote. Each RC member shall have one vote on all matters before the RC, provided that the member or members of each Party present at an RC meeting shall have the authority to cast the votes of any of such Party’s members on the RC who are absent from the meeting. Notwithstanding the foregoing, the objective of the Parties to this Agreement is that decisions of the RC shall be made by consensus. However, except as otherwise set forth herein, in the event that the RC is unable to resolve any matter before it as set forth above, such matter shall be referred to the senior management of CENTOCOR and MORPHOSYS to attempt a mutually agreeable resolution. If such resolution is unattainable within thirty days (30) days, the matter shall be resolved consistent with […***…] position, provided that if such matter in dispute would result in additional expense by […***…], then […***…] agrees to pay or reimburse […***…] for such additional expense.
2.10	Expenses. MORPHOSYS and CENTOCOR or an Affiliate shall each bear all expenses of their respective RC members related to their participation on the RC and attendance at RC meetings.

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2.11	Exclusivity and Non-Exclusive Use of MORPHOSYS Technology. MORPHOSYS and CENTOCOR hereby acknowledge that, subject to CENTOCOR’s right of first refusal, pursuant to Section 3.12, to maintain a Commercial Therapeutic License, MORPHOSYS may grant rights to utilize MORPHOSYS’ technology with respect to the development and commercialization of products directed to any Target to any other party prior to CENTOCOR’s request for any such commercial license. Furthermore, MORPHOSYS shall have the right, alone or in conjunction with a third party, to utilize MORPHOSYS’ technology with respect to any Target not selected by CENTOCOR as a Commercial Target under Section 3.3(a). Furthermore, MORPHOSYS shall have the right to grant to third parties non-exclusive licenses to MORPHOSYS’ technology for research purposes.
2.12	Research Audit. MORPHOSYS shall maintain complete and accurate records tracking the number of FTEs carrying out the Research Collaboration. During the Research Term and for one year thereafter, upon CENTOCOR’s reasonable request, MORPHOSYS shall make such records available no more than twice a year during normal business hours for examination at CENTOCOR’s expense for the sole purpose of verifying for CENTOCOR whether or not MORPHOSYS is using the required number of FTEs to carry out the Research Collaboration as specified in the Research Plan.

3. TARGET SELECTION AND GRANT OF RIGHTS

3.1	Timing for Therapeutic and Non-Therapeutic License Requests.
(a)	Therapeutic Projects. CENTOCOR shall submit a license request in accordance with Section 3.4 in such a way that it obtains a Commercial Therapeutic License under Section 3.3(a) for any Target no later than before such Target is added to the Research Collaboration.

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(b)	Non-Therapeutic Projects. CENTOCOR shall submit a license request in accordance with Section 3.4 in such a way that it obtains:
(1)	a Commercial Small Molecule License under Section 3.3(b) no later than the commencement of the first clinical trial phase in which a small molecule otherwise covered by such license is used.
(2)	a Clinical Monitoring License under Section 3.3(c) no later than the commencement of the first clinical trial phase in which a Licensed Clinical Monitoring Antibody otherwise covered by such license is used.
(3)	a Commercial In-Vitro Diagnostic License under Section 3.3(d) at the later of (i) the commencement of production for commercial sale of a Licensed In-Vitro Diagnostic Antibody Product otherwise covered by such license, and (ii) in case a clinical trial is required for such Product, commencement of the first clinical trial phase which is carried out for obtaining regulatory approval for such Licensed In-Vitro Diagnostic Antibody Product otherwise covered by such license.
(4)	a Commercial In-Vivo Diagnostic License under Section 3.3(e) no later than the commencement of the first clinical trial phase for any Licensed In-Vivo Diagnostic Antibody Product otherwise covered by such license.
3.2

Research License to CENTOCOR. MORPHOSYS hereby grants to CENTOCOR and its Affiliates a worldwide, non-exclusive, royalty-free research license, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology, during the Research Term, to the extent necessary for CENTOCOR or an Affiliate to utilize HuCAL Antibody Transferred Technology to conduct research in the Field reasonably related to the Research Collaboration. Such research license shall be personal to CENTOCOR and its Affiliates; shall be non-sublicensable;

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and shall not include the right to utilize any MORPHOSYS Transferred Technology or HuCAL Antibody Transferred Technology to perform HuCAL Antibody development, screening, engineering or optimization as a contract service for any third party and shall not include the right to utilize HuCAL Antibodies or MORPHOSYS Transferred Technology in a high-throughput screen, or to use such antibodies in a product for sale or in a clinical setting, whether as the product to be studied or used as a monitoring tool.
3.3	Commercial and Clinical Monitoring License Grants
(a)	For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Commercial Therapeutic License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology: a worldwide, exclusive, royalty-bearing license, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, distribute or have distributed, import, have imported, export or have exported, Licensed Therapeutic Antibody Products specific for such Commercial Target within the Field (“Commercial Therapeutic License”). Unless terminated pursuant to Section 3.7(c), 3.12, 5.1(b) or 5.1(c), or Article 9, such license shall be perpetual, but shall convert to a non-exclusive license at such time as no royalty on the sale of Licensed Therapeutic Antibody Products covered by the Commercial Therapeutic License is any longer due to MORPHOSYS.
(b)

For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Commercial Small Molecule License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in

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MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology: a worldwide, non-exclusive, royalty-free license to make and use Licensed Screening Antibodies specific for such Commercial Target for high throughput screening to identify Licensed New Molecular Entity Products in the Field (“Commercial Small Molecule License”). Such license shall be perpetual unless terminated pursuant to Article 9.
(c)	For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Clinical Monitoring License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology; a worldwide, non-exclusive, royalty-free license to make and use Licensed Clinical Monitoring Antibodies specific for such Commercial Target for clinical monitoring in the Field (”Clinical Monitoring License”). Such license shall be perpetual unless terminated pursuant to Article 9.
(d)

For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Commercial In-Vitro Diagnostic License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology: a worldwide, non-exclusive, royalty-bearing license, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, distribute or have distributed, import, have imported, export or have exported, Licensed In-Vitro Diagnostic Antibody Products specific for such Commercial Target within the Field (“Commercial In-Vitro Diagnostic License”). Unless terminated pursuant to Article 9, such

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license shall be perpetual, and shall convert to a non-exclusive royalty-free license at such time as no royalty on the sale of Licensed In-Vitro Diagnostic Products covered by the Commercial In-Vitro License is any longer due to MORPHOSYS.
(e)	For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Commercial In-Vivo Diagnostic License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology: a worldwide, non-exclusive, royalty-bearing license, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, distribute or have distributed, import, have imported, export or have exported, Licensed In-Vivo Diagnostic Antibody Products specific for such Commercial Target within the Field (“Commercial In-Vivo Diagnostic License”). Unless terminated pursuant to Article 9, such license shall be perpetual, and shall convert to a non-exclusive royalty-free license at such time as no royalty on the sale of Licensed In-Vivo Diagnostic Products covered by the Commercial In-Vivo Diagnostic License is any longer due to MORPHOSYS.
3.4

Commercial License Election. CENTOCOR shall request each and every license under Section 3.3 in accordance with this Section 3.4. Under this Agreement, during the period between the Effective Date of the Research and License Agreement (December 29, 2000) and ninety (90) days after expiration of the Research Term, CENTOCOR and its Affiliates shall have the right to have granted by MORPHOSYS a maximum of: (i) […***…] Commercial Therapeutic Licenses less the number of commercial therapeutic licenses elected under Section 3.3(a) of the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement; (ii) […***…] Commercial In-

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Vitro Diagnostic Licenses less the number of commercial in-vitro diagnostic licenses elected under Section 3.3(d) of the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement and (iii) […***…] Commercial In-Vivo Diagnostic Licenses less the number of commercial in-vivo diagnostic licenses elected under Section 3.3(e) of the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement.
(a)	During the Research Term, if CENTOCOR wishes or is required to receive a Section 3.3 license that covers the utilization of a HuCAL Antibody specific for a Target, then CENTOCOR shall submit to MORPHOSYS a license request on a copy of Appendix 3.3, specifying: (i) the proposed Target (and, for licenses requested pursuant to Section 3.3(b) or 3.3(c), the specific Licensed New Molecular Entity Product / Licensed Screening Antibody or Licensed Clinical Monitoring Antibody) in as much detail as is reasonably possible that CENTOCOR wishes to be the subject of such Commercial License; and (ii) the type of license desired under Section 3.3, in the event that such Target is available for licensing (“Commercial License Request”).
(b)	MORPHOSYS shall provide a written notice to CENTOCOR as promptly as possible, but in no event later than sixty (60) days, after any Commercial License Request, specifying whether or not the requested license is available (“Commercial License Response”). Provided: (i) that MORPHOSYS is not prohibited from granting the requested license covering such Target by a written agreement with a third party in effect at the time of receipt of the Commercial License Request and (ii) that MORPHOSYS was not, at the time of receipt of the Commercial License Request, conducting a bona fide internal product discovery or development program relating to such Target in the Field (as evidenced by written records), MORPHOSYS and CENTOCOR shall execute a copy of

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Appendix 3.3 attached hereto and such Target shall, retroactively upon the day of the Commercial License Request, become a Commercial Target and be automatically licensed to CENTOCOR as specified in the respective paragraph of Section 3.3 of this Agreement and CENTOCOR shall pay the requisite fee under Section 5.1(a).
3.5	Sublicenses. CENTOCOR and its Affiliates shall have the right to grant licenses or sublicenses to all or any portion of its rights, subject to any limitations contained therein, under any license granted pursuant to Section 3.3(a), 3.3(d) or 3.3(e) herein to a Sublicensee, for the purposes of making, having made, using, having used, offering to sell, selling, having sold, distribute or have distributed, importing, having imported, exporting or having exported, any Licensed Product; provided, however, that CENTOCOR shall remain obligated to ensure payment of all relevant royalty and milestone obligations as set forth in Article 5. CENTOCOR shall have the right to sublicense Licensed New Molecular Entity Products to a third party, but shall not have the right to sublicense such third party to use a Licensed Screening Antibody for a high-throughput screening assay without the prior written consent of MORPHOSYS, such consent to not be unreasonably withheld. CENTOCOR shall not have the right to sublicense any rights granted pursuant to Section 3.2, 3.3(b) and 3.3(c).
3.6	Limitations on Use. In consideration of the rights granted to CENTOCOR and its Affiliates herein, CENTOCOR and its Affiliates agree that they shall not utilize any HuCAL Antibody Transferred Technology in connection with the commercial development or commercialization of products unless CENTOCOR or its Affiliate has also obtained the appropriate license under Section 3.3. In addition, CENTOCOR and its Affiliates shall not use the MORPHOSYS Transferred Technology for any purpose other than internal research applications using HuCAL Antibodies in in-vitro assays or in-vivo animal models.

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3.7	Diligence.
(a)	CENTOCOR agrees to propose and obtain a total of at least four (4) new Commercial Therapeutic Licenses hereunder during the period that consists of the last three Agreement Years of the Research Term (i.e., the Agreement Years ending on December 29, 2005; December 29, 2006; and December 29, 2007).
(b)

For each Commercial Therapeutic License granted under Section 3.3(a), CENTOCOR, or an Affiliate or a Sublicensee designated to pursue the development of a Licensed Therapeutic Antibody Product, shall use Commercially Reasonable Efforts to develop one or more Licensed Therapeutic Antibody Products. “Commercially Reasonable Efforts” shall mean that one or more Licensed Products covered by each Commercial Therapeutic License are in “Active Development”, defined as that at any given time during development, CENTOCOR or its Affiliate or its Sublicensee will be diligently engaging in one or more of the following activities relating to the development of a Licensed Product: formulation development, study/protocol design, efforts relating to obtaining protocol approval by applicable institutional review board of relevant regulatory authority or administration, patient recruitment, patient treatment, data analysis, report writing for any clinical trial, regulatory filing preparation, pricing or marketing approval preparation, submission to or awaiting review or approval by a regulatory authority or administration, manufacturing or process development, manufacturing scale up, validation or preparation, preclinical or in vitro characterization and go/no go decision awaited from a formal research and development committee within CENTOCOR, an Affiliate or an oversite Johnson and Johnson management committee to initiate any of the preceding activities, wherein said Active Development is occurring for at least one Licensed Therapeutic Antibody Product with respect

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to each license granted under Section 3.3(a). CENTOCOR shall be deemed to be diligently exercising such Commercially Reasonable Efforts with respect to each Section 3.3(a) license if CENTOCOR, or an Affiliate or any Sublicensee is in such Active Development; otherwise, MORPHOSYS shall be permitted to pursue its rights under Section 9.3. For each license granted to CENTOCOR under Section 3.3(a) for which the fee under Section 5.1(b) has been paid, CENTOCOR shall provide to MORPHOSYS, upon written request, a development summary report covering (i) the past six (6) months of development activity, which can include meeting minutes from CENTOCOR research committee meetings or additional reports; and (ii), to the extent available, an estimated development plan for the forthcoming six (6) months.
(c)	If the Success Criteria for antibodies directed to a Target selected as a Commercial Target are not met within a reasonable time, CENTOCOR, through the RC, shall have the right to remove such Target from the status of a Commercial Target, at which time any license(s) granted under Section 3.3 covering such Commercial Target shall immediately and automatically revert to MORPHOSYS.

3.8	Third Party Covenants-Not-To-Sue
(a)

XOMA Covenant. Subject to the limitations contained therein, MORPHOSYS hereby grants to CENTOCOR and those Affiliates agreeing to the requirements set forth in this Section 3.8(a) the benefits of the covenant-not-to-sue (“XOMA Covenant”) under a license agreement between MORPHOSYS and XOMA IRELAND LIMITED (“XOMA License Agreement”), with regard to the “Patent Rights” listed in Schedule 1.17 of the XOMA License Agreement, to the extent necessary to permit CENTOCOR and such Affiliates to practice any licenses granted by MORPHOSYS to CENTOCOR hereunder . The benefits of the XOMA Covenant shall be personal

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to CENTOCOR and its Affiliates (as the case may be) and non-sublicensable or further conveyable, and shall not include the right to commercialize any products under XOMA’s patent rights. CENTOCOR and any Affiliate wishing to receive the benefits of the XOMA Covenant hereby acknowledge that each has read the redacted copy of the XOMA License Agreement that is appended hereto as Appendix 1.51, and CENTOCOR and any Affiliate wishing to benefit from the XOMA Covenant agree to abide by the provisions contained therein. In particular, CENTOCOR and such Affiliates agree that each shall abide by each of the provisions under Sections 2.4(b)(i) through 2.4(b)(iv) of the XOMA License Agreement, and CENTOCOR, its Affiliates and MORPHOSYS hereby agree that XOMA shall be an intended third party beneficiary with respect to such agreement to abide by such provisions. CENTOCOR acknowledges, on its own behalf and on behalf of its Affiliates, that the benefits under the XOMA Covenant are limited by the exclusions set forth in Section 2.3 of the XOMA License Agreement. CENTOCOR will notify MORPHOSYS of each Affiliate desiring access to the XOMA Covenant.
(b)

CAT Covenant. MORPHOSYS hereby grants to CENTOCOR and its Affiliates the benefits of the covenant-not-to-sue (“CAT Covenant”) under the CAT Framework Agreement, with regard to the “CAT Patent Rights” described in Appendix 3.02 of the CAT Framework Agreement, in order to permit CENTOCOR to practice any licenses granted by MORPHOSYS to CENTOCOR hereunder. CENTOCOR hereby acknowledges that it has read the redacted copy of the CAT Framework Agreement that is appended hereto as Appendix 3.8(b). MORPHOSYS makes no representations that the benefits of the CAT Covenant shall extend to CENTOCOR or any Affiliate who: (i) modifies the heavy chain complementarity determining region 3 of a HuCAL Antibody; (ii) displays HuCAL

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Antibodies on filamentous bacteriophage, wherein such HuCAL Antibody is genetically fused to a bacteriophage surface component; (iii) conducts ribosome or polysome display with regard to any HuCAL Antibody; or (iv) enters into a “Challenge of a CAT Patent Right” (as such term is defined in Section 3.07(c) of the CAT Framework Agreement).

3.9        Covenant Not to Sue by CENTOCOR. CENTOCOR hereby covenants that it shall not assert, nor shall it permit any third party that obtains a right to enforce any HuCAL Antibody Patent Rights to assert, a claim of infringement under any HuCAL Antibody Patent Rights against MORPHOSYS or any MORPHOSYS Licensee,

3.9.1	with respect to the utilization, development and/or commercialization of
3.9.1.1	antibodies developed for any purpose through the use of MORPHOSYS’ technologies, which antibodies bind a Target that had never been covered by an exclusive Commercial Therapeutic License granted to CENTOCOR; and
3.9.1.2
3.9.1.2.1	one antibody and related backup antibody candidates developed for therapeutic purposes through the use of MORPHOSYS’ technologies, and
3.9.1.2.2	antibodies developed for non-therapeutic purposes through the use of MORPHOSYS’ technologies,

which antibody or antibodies (in both scenarios 3.9.1.2.1 and 3.9.1.2.2 herein) bind a Target that had been covered by an exclusive Commercial Therapeutic License granted to CENTOCOR; and

3.9.1.3	antibodies for research purposes

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3.9.2	but only to the extent, and so long as, such antibodies
3.9.2.1 (in	scenarios 3.9.1.1, 3.9.1.2, and 3.9.1.3 have been developed independently from the Research Collaboration or any antibody developed thereunder, and
3.9.2.2 (in	scenarios 3.9.1.1 and 3.9.1.2) do not meet the Success Criteria that may have been set for one or more HuCAL Antibodies that bind to a Commercial Target, regardless of whether such antibodies bind to such Target;
3.9.2.3 provided,	however, for any antibody fulfilling the criteria under Section 3.9.2.1, but not the criteria under Section 3.9.2.2, CENTOCOR agrees to negotiate in good faith access to all necessary HuCAL Antibody Patent Rights, taking into consideration, for example, whether and the extent to which such antibody would compete with a Licensed Product covered by such Commercial Therapeutic License.
3.10	Transferred Targets.
(a)

MORPHOSYS shall permit CENTOCOR to request optimization of antibodies that are selected from or otherwise derived from the MORPHOSYS HuCAL GOLD Library and generated by CENTOCOR under the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement, which antibodies are directed against one or more Targets (each a “Transferred Target”), provided that CENTOCOR concurrently selects, in accordance with Section 3.4, a license under Section 3.3(a), 3.3(d) or 3.3(e) covering such Transferred Target; provided, however, that no such Transferred Target shall count towards the minimum number of Commercial Therapeutic Targets required under Section 3.7(a); and

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nothing in this Section 3.10(a) shall affect the maximum number of Commercial Therapeutic Licenses that may be granted under this Agreement. In addition, no optimization work done by MORPHOSYS hereunder with respect to antibodies generated against a Transferred Target shall count towards the minimum number of FTEs required under Section 4.3 hereof. Furthermore, the Research Committee shall agree on a Research Plan, pursuant to Article 2 hereof, for any Transferred Target.
(b)	For the sake of clarity, once a Transferred Target has been elected and approved as Commercial Therapeutic Target (under the terms and conditions of Section 3.4 hereof), then CENTOCOR shall be obligated to pay respective fees, milestones and royalties according to Articles 4 and 5 of this Agreement for the development of antibodies against said Transferred Target. CENTOCOR shall NOT be obligated, however, to pay fees, milestones and royalties under the terms of the Subscription Agreement for any Target meeting the definition of a Transferred Target under this Agreement as amended, provided that CENTOCOR is paying similar fees, milestones and royalties for such optimized antibodies that have been generated against said Transferred Target according to this Agreement.
3.11	Forbearance.
(a)	For so long as CENTOCOR possesses a Commercial Therapeutic License covering a Commercial Target, MORPHOSYS shall not enter into a program with a third party with the intent to develop therapeutic antibody products that binds and neutralizes the same Commercial Target.
(b)

At no time shall MORPHOSYS (i) develop, commercialize, transfer or out-license to a third party any HuCAL Antibody Technology made under this Agreement or the Subscription Agreement or CENTOCOR Technology or (ii) utilize any Confidential Information of CENTOCOR or CENTOCOR Technology to generate an antibody on its own behalf

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or on behalf of any party other than CENTOCOR without the express written authorization of CENTOCOR. For the sake of clarity, nothing in this Section 3.11 shall prevent MORPHOSYS from developing, commercializing, transferring or out-licensing to a third party an antibody or antibody fragment based on an antibody isolated from a MORPHOSYS HuCAL library, unless such antibody has been isolated (x) pursuant to the Research Plan or (y) pursuant to the Subscription Agreement and which antibody has been transferred to MORPHOSYS by CENTOCOR or an Affiliate.
3.12	Right of First Refusal. If MORPHOSYS receives a bona fide third party written request for a commercial license that overlaps with a Commercial Therapeutic License that (i) has not yet been the subject of a payment by CENTOCOR under Section 5.1(a)(i)(B) or 5.1(b) (“Third Party Request”), then MORPHOSYS shall submit to CENTOCOR a letter certifying that such Third Party Request exists, along with a description of the particular Commercial Target. If CENTOCOR responds within fifteen (15) days to such written certification by agreeing to pay a fee of […***…] within six (6) months of receipt by CENTOCOR of such written certification, then CENTOCOR shall maintain the Commercial Therapeutic License, which shall not be subject to any further Third Party Request, provided that such […***…] fee shall be fully creditable against any future fee under Section 5.1(b) relating to such Commercial Therapeutic License. If, however, CENTOCOR does not so agree, then such Commercial Target shall be de-listed from Appendix 3.3 and such Commercial Therapeutic License shall, retroactively with effect of the date of receipt of the Third Party Request, immediately and automatically revert to MORPHOSYS, with no additional fees due to MORPHOSYS, with respect to such reverted Commercial Therapeutic License.
3.13

Extended Research License. Subject to Section 9.4(a), at the end of the Research Term, to the extent it wishes to do so, CENTOCOR shall be permitted to retain and use, on an annual basis for up to […***…]

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thereafter, any and all copies of all HuCAL Antibody(ies) that (i) have been delivered to CENTOCOR under the Research Plan and (ii) that is/are not covered by a license under Section 3.3, solely for research purposes and on the terms provided in Section 4.5 (“Extended Research License”).
3.14	Improvement License. To the extent legally possible, CENTOCOR assigns to MORPHOSYS CENTOCOR’S interests, if any, in any improvements made by CENTOCOR to the portion of the MORPHOSYS Transferred Technology, that specifically pertain to the general operation or use of the MORPHOSYS Technology or improved versions thereof later developed, including any novel protocols or screening methods relating thereto developed by CENTOCOR (“Improvements”), solely to the extent necessary to allow MORPHOSYS, on its own behalf and on behalf of MORPHOSYS Licensees, to operate, utilize and improve MORPHOSYS’ technologies, including the MORPHOSYS HuCAL GOLD Library (“Improvement License”). MORPHOSYS shall be permitted to sublicense the Improvement License to MORPHOSYS Licensees. CENTOCOR shall promptly notify MORPHOSYS of the existence of any Improvements, whether CENTOCOR deems such Improvements patentable or not. For the avoidance of doubt, Improvements shall not include HuCAL Antibody Patent Rights.
3.15	Notification of MORPHOSYS Licensees. If MORPHOSYS senior management has knowledge that a MORPHOSYS Licensee is developing or commercializing an antibody derived from proprietary MORPHOSYS technology, which antibody comprises an identical variable sequence as the variable sequence of a HuCAL Antibody being developed or commercialized by CENTOCOR, an Affiliate or Sublicensee, then MORPHOSYS shall provide such MORPHOSYS Licensee with a written notification to that effect and recommend that the MORPHOSYS Licensee review the content of any patents or publicly available patent applications that MORPHOSYS has knowledge may claim the development or commercialization of such antibody.

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4. RESEARCH FEES AND SUPPORT

4.1	Up-Front License and Research Term Extension Fees.

(a)	The Parties acknowledge that CENTOCOR agreed to pay and has paid to MORPHOSYS a one-time up-front License Fee of […***…] due as of the Effective Date (December 29, 2000) and payable within forty-five (45) days after the Effective Date of this Agreement (December 29, 2000).
(b)	CENTOCOR agrees to pay to MORPHOSYS a one-time non-refundable Research Term extension fee of […***…] due as of fourth anniversary of the Effective Date (i.e., on December 29, 2004) and payable within forty-five (45) days thereof.

4.2	Annual License Fees.

(a)	The Parties acknowledge that upon each of the […***…] of the Effective Date (i.e., […***…]) during the Research Term, CENTOCOR agreed to pay and already has paid to MORPHOSYS an Annual License Fee of […***…] payable within forty-five (45) days after each such anniversary.

(b)	CENTOCOR agrees to pay Annual License Fees to MORPHOSYS of […***…] per each of the […***…] Agreement Year, payable at the end of each of such Agreement Year, at the respective anniversary of the Effective Date (i.e., on […***…]) within forty five (45) days after each such anniversary.

4.3

Research Support, Staffing and Modification. In consideration of MORPHOSYS’ performance of the research, during the Research Term, CENTOCOR will pay to MORPHOSYS pro-rated payments of […***…] per year per FTE in the staffing level as specified in the Research Plan for the relevant payment period. Payments shall be made semi-annually in advance, with the first payment being payable within forty-five (45) business days of the Effective Date of the Research and License Agreement (December 29, 2000), and thereafter, payments shall be due

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on or before each semi-annual anniversary date of the Effective Date of the Research and License Agreement (December 29, 2000). For the third year of the Agreement, the FTE cost shall be adjusted based on the aggregate appreciation of the Consumer Price Index for Munich, for all Urban Consumers (“CPI”) as published by the German Federal Bureau of Labor Statistics from the Effective Date of the Research and License Agreement (December 29, 2000) of this Agreement through the second anniversary of this Agreement. For any subsequent years, the FTE cost shall be further adjusted on a yearly basis by the appreciation in the CPI for the preceding year. CENTOCOR will fund its own activities under the Research Collaboration.

(a)            MORPHOSYS shall devote and has devoted a minimum of six (6) FTEs as the staffing level during the first Agreement Year and a minimum of four (4) FTEs during each of the second (2nd), third (3rd) and fourth (4th) Agreement Years to the Research Collaboration, unless CENTOCOR and MORPHOSYS have agreed on a change in the staffing level as provided in Section 4.4.

(b)            MORPHOSYS shall devote a minimum of nine (9) FTEs as the staffing level during the fifth (5th) Agreement Year to the Research Collaboration, unless CENTOCOR and MORPHOSYS have agreed on a change in the staffing level as provided in Section 4.4.

(c)            MORPHOSYS shall devote a minimum of seven (7) FTEs as the staffing level during each of the, sixth (6th) and seventh (7th) Agreement Years to the Research Collaboration, unless CENTOCOR and MORPHOSYS have agreed on a change in the staffing level as provided in Section 4.4.

4.4

Modification of Research Support. CENTOCOR shall, at any time during the Research Term, be entitled to increase the staffing level to become effective on the semi-annual and annual anniversary dates of the

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Effective Date of the Research and License Agreement (December 29, 2000), or to become effective on a date mutually agreed upon by the Parties, and MORPHOSYS shall make commercially reasonable efforts to increase the staffing level as per CENTOCOR’s request, provided that any such request is made at least three (3) months prior to the semi-annual anniversary date to which said request relates, or provided that the request is made on a date mutually agreed upon by the parties, and provided that CENTOCOR agrees to pay for any additional FTE(s) at a rate according to Section 4.3 as presented above. Once the staffing level is increased or decreased as permitted hereunder, it may not be decreased during the following six (6) month period without the consent of MORPHOSYS. The staffing level shall be reviewed and adjusted by the RC in accordance with this Agreement and in accordance with the agreed upon and periodically adjusted Research Plan as presented in Appendix 1.43 or agreed to by the Parties.
4.5	Extended Research License. For each of the […***…] years that CENTOCOR wishes to have the Extended Research License pursuant to Section 3.13, CENTOCOR shall pay to MORPHOSYS an annual non-refundable license fee of […***…], due on termination of the Research Term and each anniversary thereof and payable within forty-five (45) days; provided, however, that in no case shall the aggregate amount of fees due under this Section 4.5 and Section 4.3 of the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement total more than […***…] in any Agreement Year.

5. Commercial License Fees, Milestones, Royalties, Third Party Obligations

5.1	Commercial and Clinical Monitoring License Fees.

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(a)	Upon the grant of each license pursuant to Section 3.3, CENTOCOR shall pay to MORPHOSYS a one time non-refundable and non-creditable fee, as set forth below:

Commercial License Type	Amount
(i) Exclusive license under Section 3.3(a) (Commercial Therapeutic License)

CENTOCOR shall choose one of the following prior to meeting the Success Criteria under the Research Plan:

(A) […***…]], in which case Section 3.12 will apply; or

(B) […***…], in which case Section 3.12 will not apply

(ii) Non-exclusive license under Section 3.3(b) for a first Commercial Target (Commercial Small Molecule License)	[…***…]
(iii) Non-exclusive license under Section 3.3(b) for any subsequent Commercial Target (Commercial Small Molecule License)	[…***…]
(iv) Non-exclusive license under Section 3.3 (c) for a first Commercial Target (Clinical Monitoring License)	[…***…]
(v) Non-exclusive license under Section 3.3 (c) for any subsequent Commercial Target (Clinical Monitoring License)	[…***…]
(vi) Non-exclusive license under Section	[…***…]

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3.3(d) for any Commercial Target (Commercial In-Vitro Diagnostic License)
(vii) Non-exclusive license under Section 3.3(e) for any Commercial Target (Commercial In-Vivo Diagnostic License)	[…***…]

(b)	For each Commercial Therapeutic License granted to CENTOCOR hereunder, if the RC determines that one or more HuCAL Antibodies specific for the Commercial Target covered by such Commercial Therapeutic License have met the Success Criteria, then a research milestone fee of […***…] shall be due and payable within can stay in thereof. If, despite not at least one HuCAL Antibody meeting the Success Criteria, CENTOCOR determines one or more HuCAL Antibody(ies) is/are are suitable for further development, then CENTOCOR may maintain the respective Commercial Therapeutic License by paying to MORPHOSYS a fee of […***…] within […***…] after the grant of such Commercial Therapeutic License. Otherwise, the Commercial Therapeutic License shall, at the end of such […***…] period, immediately and automatically revert to MORPHOSYS.

(c)

Each Commercial Therapeutic License granted to CENTOCOR hereunder that has been the subject of a timely Section 5.1(b) payment by CENTOCOR shall extend for a period of […***…] from such Section 5.1(b) payment. If CENTOCOR, in its sole discretion, desires to maintain any of such Commercial Therapeutic Licenses, then CENTOCOR shall pay or have paid MORPHOSYS a total Commercial Therapeutic License fee of […***…] (including all fees

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due under Sections 5.1(a), 5.1(b), subject to Section 3.12, for such Commercial Therapeutic License) within […***…] from such Section 5.1(b) payment for each such Commercial Therapeutic License, at which time the Commercial Therapeutic License shall no longer be subject to termination or reversion under Section 5.1. If CENTOCOR does not timely pay the total fees due under this Section 5.1(c), then the Commercial Therapeutic License shall, at the end of such […***…] period, immediately and automatically revert to MORPHOSYS.

5.2	Milestone Payments under Exclusive Therapeutic License. Within forty-five (45) business days following the occurrence of the relevant events specified below, CENTOCOR shall make the following milestone payments to MORPHOSYS for each Licensed Therapeutic Antibody Product under Section 3.3(a):

(a)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee files the first US IND or foreign equivalent for a first indication for any Licensed Therapeutic Antibody Product directed to a Commercial Target;

(b)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee files the first US IND or foreign equivalent for each subsequent indication for any Licensed Therapeutic Antibody Product directed to a Commercial Target to a maximum of […***…];
(c)

[…***…] when CENTOCOR or an Affiliate or a Sublicensee commences enrollment of the first patient in the first Phase II Clinical Trial under a US IND or foreign equivalent for any Licensed Therapeutic Antibody Product directed to a Commercial Target for which a payment has been made under Section 5.2(a) or Section 5.2(b) above; provided, however, that such […***…] payment

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shall be due no later than when the milestone payment according to Section 5.2(d) becomes due for such Commercial Target;
(d)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee commences enrollment of the first patient in the first Phase III Clinical Trial under a US IND or foreign equivalent for any Licensed Therapeutic Antibody Product directed to a Commercial Target for which a payment has been made under Section 5.2(a) or Section 5.2(b) above; provided, however, that such […***…] payment shall be due when CENTOCOR or an Affiliate or a Sublicensee files a first US or EU BLA (or foreign equivalent) for the first indication for such Licensed Therapeutic Antibody Product directed to such Commercial Target, where no Phase III Clinical Trial is being conducted prior to such filing.

(e)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee commences enrollment of the first patient in the first Phase III Clinical Trial under each subsequent US IND or foreign equivalent for any Licensed Therapeutic Antibody Product directed to a Commercial Target for which a payment has been made under Section 5.2(a) or Section 5.2(b) above to a maximum of […***…]; provided, however, that such […***…] payment shall be due when CENTOCOR or an Affiliate or a Sublicensee files each subsequent US or EU BLA (or foreign equivalent) for such Licensed Therapeutic Antibody Product directed to such Commercial Target, where no Phase III Clinical Trial is being conducted prior to such filing.

(f)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee files a first US or EU BLA filing or foreign equivalent for first indication any Licensed Therapeutic Antibody Product directed to a Commercial Target;

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(g)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee files a first US or EU BLA filing for any subsequent indication any Licensed Therapeutic Antibody Product directed to a Commercial Target to a maximum of […***…];

(h)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee receives a first FDA or EU approval for a first indication for any Licensed Therapeutic Antibody Product directed to a Commercial Target; and

(i)	[…***…] when CENTOCOR or an Affiliate of a Sublicensee receives a first FDA or EU approval for any subsequent indication for any Licensed Therapeutic Antibody Product directed to a Commercial Target to a maximum of […***…].

5.3	Milestone Payments under New Molecular Entity Non-Exclusive License. Within forty-five (45) business days following the occurrence of the relevant events specified below, CENTOCOR shall make the following milestone payments to MORPHOSYS for each Licensed New Molecular Entity Product:

(a) […***…] when CENTOCOR or an Affiliate or Sublicensee files the first US IND or foreign equivalent for any Licensed New Molecular Entity Product directed to a Commercial Target;

(b) […***…] when CENTOCOR or an Affiliate or Sublicensee commences enrollment of the first patient in the first Phase III Clinical Trial for any Licensed New Molecular Entity Product directed to a Commercial Target; and

(c) […***…] when CENTOCOR or an Affiliate or Sublicensee receives the first FDA or EU approval for any Licensed New Molecular Entity Product directed to a Commercial Target.

5.4 Milestone Payments under Clinical Monitoring Non-Exclusive

License. Within forty-five (45) business days following the occurrence of

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the relevant events specified below, CENTOCOR shall make the following milestone payments to MORPHOSYS for each Licensed Clinical Monitoring Antibody

(a) […***…] when CENTOCOR or an Affiliate commences enrollment of the first patient in the first Phase III Clinical Trial for any Licensed Clinical Monitoring Antibody directed to a Commercial Target.

(b) […***…] when CENTOCOR or an Affiliate receives first FDA or EU approval for any Licensed Clinical Monitoring Antibody directed to a Commercial Target.

(c) Milestone payments under Section 5.4(a) and (b) will be reduced by […***…] in the event that (i) a Licensed Clinical Monitoring Antibody is used in clinical settings together with a Licensed Therapeutic Antibody Product and (i) both the Licensed Therapeutic Antibody Product and the Licensed Clinical Monitoring Antibody are directed against the same Commercial Target.

5.5	Milestone Payments under Diagnostic non-exclusive License.

5.5.1	Commercial In-Vitro Diagnostic License.

(a)	[…***…] for each Commercial Target at the later of (i) when CENTOCOR or an Affiliate or a Sublicensee commences production for commercial sale of the first Licensed In-Vitro Diagnostic Antibody Product, and (ii) in case a clinical trial is required for such product, when CENTOCOR or an Affiliate or a Sublicensee files for regulatory approval of the first Licensed In-Vitro Diagnostic Antibody Product.

(b)	[…***…] for each Commercial Target when CENTOCOR or an Affiliate or a Sublicensee achieves annual Net Sales of more than […***…] for the first Licensed In-Vitro Diagnostic Antibody Product.

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5.5.2	Commercial In-Vivo Diagnostic License.

(a)	[…***…] for each Commercial Target when CENTOCOR or an Affiliate or a Sublicensee commences a Phase III clinical trial (or foreign equivalent) in the first indication in any country for the first Licensed In-Vivo Diagnostic Antibody Product for commercial sale;

(b)	[…***…] for each Commercial Target when CENTOCOR or an Affiliate or a Sublicensee first receives FDA or EU (or equivalent foreign regulatory agency) approval in the first indication in any country of the first Licensed In-Vivo Diagnostic Antibody Product for commercial sale.

5.6	Royalties on Licensed Therapeutic Antibody Products. CENTOCOR shall pay to MORPHOSYS a royalty on Net Sales for each Licensed Therapeutic Antibody Product until the later of (i) on a country-by-country basis, the expiration of the last patent in such country having a Valid Claim covering such Licensed Therapeutic Antibody Product; and (ii) on a country-by-country basis, twelve (12) years from the First Commercial Sale of such Licensed Therapeutic Antibody Product in such country, as follows:

Net Sales in Calendar Year	Royalty Rate
(a) For each Licensed Therapeutic Antibody Product for sales amounts in a Calendar Year up to […***…]	[…***…]	%
(b) For each Licensed Therapeutic Antibody Product for sales amounts in a Calendar Year between […***…] and […***…]	[…***…]	%

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(c) For each Licensed Therapeutic Antibody Product for sales amounts in a Calendar Year over […***…]	[…***…]	%

5.7	CENTOCOR shall pay to MORPHOSYS a royalty of […***…] of Net Sales for each Licensed In-Vitro Diagnostic Antibody Product and each Licensed In-Vivo Diagnostic Antibody Product until the later of (i) on a country-by-country basis, the expiration of the last patent in the such country having a Valid Claim covering such Licensed In-Vitro Diagnostic Antibody Product and/or Licensed In-Vivo Diagnostic Antibody Product (as the case may be); and (ii) on a country-by-country basis, twelve (12) years from the First Commercial Sale of such Licensed In-Vitro Diagnostic Antibody Product and/or In-Vivo Diagnostic Antibody Product (as the case may be) in such country.

5.8

        Third Party Payments. MORPHOSYS will be responsible for license fees and milestone and royalty payments owed to XOMA Ireland Limited (“XOMA”), Cambridge Antibody Technology LTD (“CAT”) and The Johns Hopkins University (“JHU”), to the extent that the patent rights are accessed through (i) the XOMA License Agreement, (ii) the CAT Framework Agreement, and (iii) the JHU License Agreement. In the event that CENTOCOR is required to obtain other third party licenses, either directly from such third party or a licensee of such third party, then CENTOCOR shall have the responsibility to obtain such licenses and CENTOCOR shall pay all relevant payments under such licenses; provided, however, if, after the Effective Date of the Research and License Agreement (December 29, 2000), MORPHOSYS has identified any third party technology deemed reasonably necessary for CENTOCOR to engage in the general operation and use of MORPHOSYS Technology or HuCAL Antibody Technology, then MORPHOSYS will use reasonable

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efforts to notify CENTOCOR before entering into any written agreement with such third party that would allow MORPHOSYS to license such technology to CENTOCOR (or grant CENTOCOR access to the technology in the form of a covenant-not-to-sue or similar means), so that CENTOCOR can recommend to MORPHOSYS the terms under which MORPHOSYS might access and pass such third party technology to CENTOCOR. MORPHOSYS will cooperate with CENTOCOR and will use reasonable efforts to access such third party technology on terms recommended by CENTOCOR. CENTOCOR shall not be entitled to credit any royalties paid by CENTOCOR to a third party against royalties due to MORPHOSYS pursuant to Section 5.6 or 5.7.

5.9	Payment Terms

(a)	Royalty payments shall be made to MORPHOSYS in EUROs quarterly within forty-five (45) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the total Net Sales for each Licensed Product during the relevant three-month period and the calculation of royalties, if any, due thereon pursuant to this Article 5.
(b)

All royalties shall be payable in full to the bank designated by MORPHOSYS in EUROs, regardless of the countries in which sales are made.    For the purpose of computing Net Sales for Licensed Products sold in a currency other than EUROs, such currency shall be converted into EUROs using the average of the exchange rate for the purchase of Euros reported in the Wall Street Journal on each of the four days including the first business day of the calendar quarter, and the last business day for each of the three months of the calendar quarter to which such royalty payments relate.    If at any time legal restrictions prevent the prompt remittance of any royalties owed on Net Sales in any jurisdiction, CENTOCOR may notify MORPHOSYS and make such payments by depositing the amount thereof in local

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currency in a bank account or other depository in such country in the name of MORPHOSYS, and CENTOCOR or its Affiliate shall have no further obligations under this Agreement with respect thereto. However, it is the intent of both parties that any variance in US$ to Euro exchange rates from the Effective Date of the Research and License Agreement (December 29, 2000) throughout the life of this Agreement will be shared equally by both parties as detailed in Section 5.9(c).

(c)

The payments due under this contract shall be denominated in Euros.    However, the parties have agreed that any variance in US$ to Euro exchange rates from the Effective Date of the Research and License Agreement (December 29, 2000) through the life of the agreement will be shared equally. Therefore, payments specified in this Agreement will be payable in Euros, adjusted for US$ exchange rate variance from the Effective Date of the Research and License Agreement (December 29, 2000) to the date that is ten (10) business days prior to the payment date as follows.    For each Euro payment specified in this Agreement, two US$ equivalents shall be calculated based on The Wall Street Journal’s published exchange rates: the US$ equivalent exchange rate on the Effective Date of the Research and License Agreement (December 29, 2000) and the US$ equivalent exchange rate on the date which is ten (10) business days prior to the payment date. The average of these two US$ equivalents shall be calculated as follows: the US$ equivalent calculated at the exchange rate on the date which is ten (10) business days prior to the payment date and the US$ equivalent calculated at the exchange rate on the Effective Date of the Research and License Agreement (December 29, 2000) shall be added together and the sum divided by two (2).    This calculated average US$ equivalent shall be converted to Euros at the applicable exchange rate published in The Wall Street Journal on the date which

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is ten (10) business days prior to the payment date, and the resulting Euro equivalent shall be payable to MORPHOSYS.

5.10	Records Retention; Audits. CENTOCOR, its Affiliates and Sublicensees shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by CENTOCOR and its Affiliates and Sublicensees of each Licensed Product in sufficient detail to allow the accruing royalties to be determined accurately. MORPHOSYS shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to CENTOCOR to inspect the relevant records of CENTOCOR and its Affiliates and Sublicensees to verify such report or statement. CENTOCOR and its Affiliates and Sublicensees shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from MORPHOSYS, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any Licensed Product in any given payment period. MORPHOSYS agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for MORPHOSYS to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. The results of each inspection, if any, shall be binding on both Parties. MORPHOSYS shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than […***…] of the amount paid, CENTOCOR shall pay for such inspection.

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6. TREATMENT OF CONFIDENTIAL INFORMATION

6.1     Confidential Information. During the Term of this Agreement, each Party may disclose to the other Party proprietary information, materials and technical and business information, including but not limited to MORPHOSYS Technology, CENTOCOR Technology, HuCAL Antibody Technology (including HuCAL Antibodies), and Licensed Products (collectively, “Confidential Information”). For a period of ten (10) years after the receipt of any such Confidential Information, except as expressly permitted hereunder, the receiving Party shall keep confidential all such Confidential Information of the other Party and will not disclose such Confidential Information of the other Party to third parties by publication or otherwise. Each Party further agrees not to use Confidential Information of the other Party for any purpose other than conducting research hereunder or exercising any rights granted to it or reserved by it hereunder. Upon any termination or expiration of this Agreement, upon request, a Party shall return to a requesting Party all copies of any of such requesting Party’s Confidential Information which is not the subject of a license granted hereunder. Notwithstanding the foregoing, it is understood and agreed that the receiving Party’s obligations of confidentiality and nonuse herein shall not apply to any information which:

(a) is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, a part of the public domain or publicly known or available through no fault or negligence of the receiving Party or any of its Affiliates; or

(b) was otherwise in the receiving Party’s lawful possession prior to disclosure by the disclosing Party, other than under an obligation of confidentiality; or

(c) was independently discovered or developed by the receiving Party or any of its Affiliates, without use of the other Party’s Confidential Information, as can be demonstrated by competent proof; or

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(d) is lawfully disclosed to the receiving Party or any of its Affiliates on a non-confidential basis by a third party who is not in violation of an obligation of confidentiality to the disclosing Party relative to such information.

Information disclosed that is not in written or electronic form shall be subject to the terms of this Section 6.1 for a period of thirty days and shall be subject to this Section 6.1 for a continuing period only if confirmed in a writing to the other Party within forty-five (45) days of initial disclosure specifying with particularity that Confidential Information disclosed other than in written or electronic form which is to continue to be subject to the provisions of this Section 6.1. Each Party may disclose the other’s information to the extent such disclosure is reasonably necessary in (i) filing and prosecuting patent applications and maintaining patents, or (ii) filing, prosecuting or defending litigation or (iii) complying with applicable governmental regulations; provided, however, that if a Party is required to make any disclosure of the other Party’s secret or confidential information it will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to assist such other Party in efforts to secure confidential treatment of such information required to be disclosed.

6.2        Publicity. The Parties shall mutually agree on a press release announcing the execution of this Agreement. The Parties shall also be permitted hereunder to disclose the general nature of this Agreement to the extent reasonably necessary to obtain financing from third parties or potential collaborators, and to make such other disclosures as mutually agreed by the Parties. Once any written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosures of the contents of such statement without the further approval of the other Party.

7. OWNERSHIP OF INTELLECTUAL PROPERTY AND TECHNOLOGY

7.1	Ownership of Intellectual Property Rights and Inventorship. MORPHOSYS Patent Rights shall be owned by MORPHOSYS; HuCAL Antibody Patent Rights and CENTOCOR Patent Rights shall be owned by

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CENTOCOR. For any inventions made under this Agreement, inventorship shall be determined in accordance with applicable inventorship laws. Despite inventorship and ownership, each Party will receive licenses to the other Party’s intellectual property as set forth in Articles 3 and 9.
7.2	Ownership of Technology. MORPHOSYS Technology and HuCAL Antibody Technology shall be owned by MORPHOSYS. CENTOCOR Technology shall be owned by CENTOCOR or an Affiliate.

8. PROVISIONS CONCERNING THE FILING, PROSECUTION, PROCUREMENT, AND ENFORCEMENT OF PATENT RIGHTS

8.1	Patent Filing, Prosecution, Cooperation.

8.1.1	CENTOCOR shall have the first right (but not the obligation) to prepare, file, prosecute, obtain and maintain patent applications and patents directed to HuCAL Antibody Transferred Technology (including HuCAL Antibodies), at its sole expense; provided, however, that if CENTOCOR decides to relinquish any patent right covered by a patent or patent application referred to in this Section 8.1.1, then CENTOCOR shall provide MORPHOSYS with adequate written notice to that effect, at which time MORPHOSYS shall have the first right to assume responsibility to file, prosecute, obtain and maintain such patent applications and patents at its sole expense, in which case CENTOCOR shall transfer any ownership interests it has in such patent rights to MORPHOSYS. MORPHOSYS shall not prepare, file or prosecute any patent applications directed to HuCAL Antibody Technology not referred to in this Section 8.1.1, without the written consent of CENTOCOR.

8.1.2	The Party not filing, prosecuting, obtaining and/or maintaining the patent applications and patents referred to in Section 8.1.1 shall keep the other Party reasonably

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informed, and such other Party shall have the right to comment, about the progress of obtaining such patent rights.

8.1.3	The Parties shall mutually agree before permitting any patent application or patent referred to in Section 8.1.1 to lapse, as well as before authorizing any amendment to any patent application or patent that would irrevocably limit the lawful scope of such rights.

8.1.4	MORPHOSYS represents that it has to the best of its ability taken all necessary steps during and prior to the term of this Agreement, to ensure the transfer of the all intellectual property/protective rights under MORPHOSYS Patent Rights and/or MORPHOSYS Technology to MORPHOSYS from the inventors or any other third parties having any rights under MORPHOSYS Technology and/or MORPHOSYS Patent Rights, including but not limited to any steps which may be necessary under the German Employee Inventorship Act (Gesetz ueber Arbeitnehmererfindungen), including but not limited to just and equitable compensation for such inventors or third parties.

8.1.5	MORPHOSYS shall have the sole right (but not the obligation) to prepare, file, prosecute, obtain and maintain patent applications and patents directed to MORPHOSYS Technology at its sole expense.

8.1.6	CENTOCOR shall have the sole right (but not the obligation) to prepare, file, prosecute, obtain and maintain patent applications and patents directed to CENTOCOR Technology at its sole expense.

8.2	Infringement.

(a) Notice of Infringement. If, during the Term of this Agreement or the term of any license hereunder, either Party learns of any infringement or threatened infringement by a third party of any MORPHOSYS Patent Rights or HuCAL Antibody Patent Rights, such Party shall promptly notify

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the other Party and shall provide such other Party with available evidence of such infringement.

(b) Infringement. CENTOCOR shall have the first right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against a third party for any actual or suspected infringement of any HuCAL Antibody Patent Rights. If CENTOCOR does not take such action within ninety (90) days after written notice from MORPHOSYS of such infringement, MORPHOSYS shall have the right (but not the obligation), at its own expense, to bring suit against such infringement. Any amount recovered, whether by judgment or settlement, shall first be applied to reimburse the costs and expenses (including attorneys’ fees) of the Party bringing suit, then to the costs and expenses (including attorneys’ fees), if any, of the other Party. Any amounts remaining shall be allocated […***…] to the Party bringing suit and […***…] to the other Party, or shall be allocated one-half to each Party if the suit is brought jointly.

8.3	Cooperation. Each Party shall execute all papers and perform such other acts (other than monetary) as may be reasonably required to maintain any infringement suit brought in accordance with Section 8.2 above (including giving legal consent for bringing such suit, and agreeing to be named as a plaintiff or otherwise joined in such suit), and at its option and expense, may be represented in such suit by counsel of its choice. In addition, the Parties shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Licensed Therapeutic Antibody Products. In the event that elections with respect to obtaining such patent term restoration, supplemental protection certificates or their equivalents are to be made, the Parties shall agree upon such elections.
8.4

No Obligation. No Party shall have any obligation to the other Party under this Agreement to pay any fees or costs: (i) for either Party’s bringing a lawsuit or other action to enforce any patents or (ii) for either

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Party’s obtaining for its own benefit independent business or legal advice concerning any patent rights.

8.5	MORPHOSYS shall have the sole right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against a third party for any actual or suspected infringement of any MORPHOSYS Patent Rights.

8.6	CENTOCOR shall have the sole right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against a third party for any actual or suspected infringement of any CENTOCOR Patent Rights.

9. TERM AND TERMINATION

9.1	Term. Unless earlier terminated as provided herein, the term of this Agreement shall extend from the Effective Date of the Research and License Agreement (December 29, 2000) until the later of (a) ninety (90) days following the expiration or termination of the Research Term or the Extended Research License under Section 3.13, if no commercial license under Section 3.3 has been granted to CENTOCOR by MORPHOSYS; or (b) if MORPHOSYS has granted a commercial license to CENTOCOR under Section 3.3 prior to ninety (90) days following the expiration or termination of the Research Term, the date all obligations to pay all royalties have ceased under Section 5.6 or 5.7, notwithstanding any perpetual royalty-free licenses provided under Section 3.3.

9.2	Termination for Material Breach or Bankruptcy.

(a) This Agreement and the rights and options granted herein may be terminated by either Party upon any material breach by the other Party of any material obligation or condition, effective thirty (30) days after giving written notice to the breaching Party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the breaching Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if such default or

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breach is cured or shown to be non- existent within the aforesaid thirty (30) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect. However, prior to giving any notice for breach, the Parties shall first attempt to resolve any disputes as to the existence of any breach as set forth in Section 10.14.

(b) If either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement by notice to such Party.

9.3

Failure to Use Diligence. If CENTOCOR, an Affiliate or Sublicensee is not expending Commercially Reasonable Efforts to diligently pursue, in accordance with Section 3.7(b), the development of at least one Licensed Therapeutic Antibody Product with respect to each license granted to CENTOCOR under Section 3.3(a) hereof, then MORPHOSYS shall have the right to terminate such license. However, MORPHOSYS shall only have the right to terminate the applicable Section 3.3(a) license with respect to which MORPHOSYS asserts that at least one Licensed Therapeutic Antibody Product is not being diligently pursued in accordance with Section 3.7(b) and (i) CENTOCOR is given a […***…] prior written notice by MORPHOSYS of MORPHOSYS’ intent to terminate, stating the reasons and justification for such termination as CENTOCOR failing to expend Commercially Reasonable Efforts in accordance with Section 3.7(b), and (ii) CENTOCOR has not taken good faith commercially reasonable steps during such […***…] to expend Commercially Reasonable Efforts in accordance with Section 3.7(b), for at least one Licensed Therapeutic Antibody Product covered by such Section 3.3(a) license. In accordance with the foregoing, this Section 9.3 shall not apply

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to any Licensed Products other than Licensed Therapeutic Antibody Products.

9.4	Effect of Termination.

(a) Upon termination of this Agreement by MORPHOSYS pursuant to Section 9.2 for breach or bankruptcy or by the operation of 9.5 (where there are no further existing commercial licenses under Section 3.3): (i) CENTOCOR and its Affiliates and those 3rd parties who received antibody protein under this Agreement from CENTOCOR shall cease all uses of MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology, as well as sales of all Licensed Products covered by the terminated license(s), and (ii) all rights included in the licenses granted by MORPHOSYS to CENTOCOR and its Affiliates hereunder shall immediately and automatically revert to MORPHOSYS. Without limiting the generality of the foregoing, all licenses and sublicenses granted by MORPHOSYS to CENTOCOR and its Affiliates hereunder shall terminate automatically; and CENTOCOR shall destroy all MORPHOSYS Transferred Technology and CENTOCOR and its Affiliates and Sublicensees shall promptly destroy all HuCAL Antibody Transferred Technology and all CENTOCOR Technology developed during the term of this Agreement, without retaining any copies of any of the foregoing.

(b) Upon termination of this Agreement by CENTOCOR pursuant to Section 9.2 for breach or bankruptcy, CENTOCOR and its Affiliates shall cease all research or commercial uses of, and destroy, all MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology. In addition, all licenses and sublicenses granted by MORPHOSYS to CENTOCOR and its Affiliates hereunder shall terminate automatically upon any such termination; provided, however, that any commercial licenses granted by MORPHOSYS to CENTOCOR under Section 3.3 hereof prior to any such termination of this Agreement by CENTOCOR shall be maintained on the terms and conditions set forth in this Agreement at CENTOCOR’s discretion, including CENTOCOR’s

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obligations to make payments as provided in Article 5 and provided that CENTOCOR shall have the right at CENTOCOR’s discretion to continue to use any then-existing HuCAL Antibody Transferred Technology relating to such maintained commercial licenses, for internal research purposes only.

(c) Upon termination or expiration of the Research Term without CENTOCOR or an Affiliate maintaining a Commercial License, (i) MORPHOSYS shall cease all work under the Research Plan for each terminated Commercial License covering a Commercial Target and CENTOCOR and its Affiliates shall cease all uses of MORPHOSYS Transferred Technology, except to the extent such use is permitted by a license granted pursuant to Section 3.3 or 3.13, which license has not otherwise been terminated in accordance with the terms of this Agreement, and (ii) all rights granted to CENTOCOR and its Affiliates pursuant to Section 3.2 hereof shall immediately and automatically revert to MORPHOSYS. Furthermore, CENTOCOR and its Affiliates shall promptly destroy all MORPHOSYS Transferred Technology; all HuCAL Antibody Transferred Technology and all CENTOCOR Technology generated or developed on behalf of CENTOCOR or its Affiliates by MORPHOSYS during the term of this Agreement, except to the extent such use is permitted by a license granted pursuant to Section 3.3 or 3.13, which license has not otherwise been terminated in accordance with the terms of this Agreement. If there are no existing commercial licenses under Section 3.3 upon termination or expiration of the Research Term, then this Agreement shall terminate with the effect specified in Section 9.4(a).

(d) Upon termination of a commercial license pursuant to Section 9.5, the relevant Commercial Target shall be removed from Appendix 3.3 and, except as permitted by Section 3.13, all rights included in the relevant licenses granted by MORPHOSYS to CENTOCOR and its Affiliates hereunder shall immediately and automatically revert to MORPHOSYS and CENTOCOR and its Affiliates shall promptly destroy all related HuCAL Antibody Transferred Technology relevant to the Commercial Target, without retaining any copies of any of the foregoing.

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(e) Documentation. At the request of MORPHOSYS, CENTOCOR shall execute and deliver such bills of sale, assignments and licenses and other documents as may be necessary to fully vest in MORPHOSYS all right, title and interest to which it is entitled as aforesaid pursuant to Section 9.3 and 9.4.

(f) Payment Obligations. CENTOCOR shall have no obligation to make any milestone or royalty payment due under any Commercial License to MORPHOSYS that has not accrued prior to the effective date of such termination, but shall remain liable for all obligations accruing prior to termination of such Commercial License.

9.5       Termination by CENTOCOR of a Commercial License.

           9.5.1 CENTOCOR or an Affiliate may discontinue a commercial license to a Licensed Product directed to a Commercial Target at CENTOCOR’s or an Affiliate’s sole discretion at any time during the term of this Agreement by giving written notice thereof to MORPHOSYS. Such termination shall be effective six (6) months from such date of written notice of termination for each Licensed Product if currently being sold and subject to royalty payments under Article 5, or such termination shall be effective 45 days from such date of written notice for each Licensed Product not currently sold, with the consequences that all relevant licenses and sublicenses granted by MORPHOSYS to CENTOCOR hereunder with respect to the Licensed Product directed to a Commercial Target shall as of such effective date terminate automatically and shall immediately and automatically revert to MORPHOSYS, and, subject to Section 9.5.2, MORPHOSYS, CENTOCOR and its Affiliates shall promptly destroy all related HuCAL Antibody Transferred Technology relevant to the Commercial Target during the term of this Agreement, without retaining any copies of any of the foregoing.

           9.5.2 Upon termination by CENTOCOR of an exclusive license under Section 3.3(a) for a Licensed Therapeutic Antibody Product, MORPHOSYS shall have the right to negotiate with CENTOCOR an agreement that can include license fees, milestones and/or royalties for rights under

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CENTOCOR Technology and CENTOCOR Patent Rights, which can include rights under pre-clinical and/or clinical documentation developed by CENTOCOR, Affiliates, Sublicensees or other agents or partners, e.g. a Clinical Research Organization (CRO), related to a Licensed Therapeutic Antibody Product covered by the terminated commerical license.

9.6      Remedies. If either Party shall fail to perform or observe or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate this Agreement, the non-defaulting Party may elect to obtain other relief and remedies available under law.

9.7      Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations set forth in Sections 3.3 (unless terminated under Article 9)3.9, and 3.14 and Articles 6, 7, 8, 9, 10 shall survive the expiration or termination of the Term of this Agreement.

9.8      Stock on Hand. In the event this Agreement is terminated for any reason, CENTOCOR shall have the right to sell or otherwise dispose of the stock of any Licensed Product subject to this Agreement then on hand until the first anniversary of the effective date of such termination.

10. MISCELLANEOUS

10.1

MORPHOSYS Representations. MORPHOSYS represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate MORPHOSYS corporate action; (b) MORPHOSYS is under no obligation which is inconsistent with this Agreement; (c) MORPHOSYS has the full right and legal capacity to grant the rights to CENTOCOR pursuant to Article 3 without violating the rights of any third party; and (d) it believes in good faith that (i) the utilization of the MORPHOSYS HuCAL GOLD Library to select for one or more non-scFv format HuCAL Antibodies and (ii) the expression of such one or more HuCAL Antibodies would, in either case (i) or (ii), not infringe the patent rights listed on Appendix 10.1 hereof, provided that the selection

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technology used for the selection of such one or more HuCAL Antibodies from the MORPHOSYS HuCAL GOLD Library and the expression of such one or more HuCAL Antibodies does not, in either case, involve the display on filamentous bacteriophage of a HuCAL Antibody that is genetically fused to a bacteriophage surface component.
10.2	CENTOCOR Representations. CENTOCOR represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate CENTOCOR corporate action; (b) CENTOCOR is under no obligation which is inconsistent with this Agreement, and (c) CENTOCOR has the full right and legal capacity to grant the rights to MORPHOSYS pursuant to Article 3 without violating the rights of any third party.
10.3	No Warranties.
(a)	Nothing in this Agreement is or shall be construed as:

(i)	a warranty or representation by either Party as to the validity or scope of any patent application or patent licensed hereunder;
(ii)	a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;
(iii)	obligating either Party to commercialize technology made hereunder.
(b)

Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OR VALIDITY OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF

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THIRD PARTIES, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

10.4	Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

10.5	Notices. Any notices, requests, deliveries, approvals or consents required or permitted to be given under this Agreement to CENTOCOR or MORPHOSYS shall be in writing and shall be personally delivered or sent by telecopy (with written confirmation to follow via United States first class mail), overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such other address as may be specified in writing to the other Party hereto):

MORPHOSYS:	MORPHOSYS AG
Lena-Christ-Str. 48
82152 Martinsried/Planegg
Germany
Attn: Chief Executive Officer
Telecopy: 011-49-89-899-27-5310

CENTOCOR:	CENTOCOR Inc.
200 Great Valley Parkway
Malvern, PA 19355
USA
Attn: President

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Such notices shall be deemed to have been sufficiently given when received by the recipient.

10.6	Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of the state of Pennsylvania (excluding its body of law controlling conflicts of law).

10.7	Limitations. Except as set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

10.8	Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

10.9	Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

10.10	Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.
10.11	Assignment and Change in Control. This Agreement may not be assigned by either Party without the consent of the other, which consent shall be given at the sole discretion of the non-assigning party, except as specified in (a) and (b), below, of this Section 10.11:

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(a)	CENTOCOR shall have the right to assign this Agreement to an Affiliate or in connection with a transaction with any third party (“Transaction”) including but not limited to: (1) acquisition (of or by), consolidation with, or merger into, any other corporation or other entity or person; (2) any corporate reorganization; or (3) the sale of its business or substantially all of its assets of its business to which this Agreement is related, provided that in any such Transaction, the assignee expressly obligates itself in a writing delivered to MORPHOSYS (or its assignee), on or before the date of closing of such Transaction, to fully perform all of the obligations of CENTOCOR under this Agreement. This right of assignment shall likewise be available to the assignee in the same manner as it is to CENTOCOR, and to subsequent assignees in like manner, provided that in each instance of assignment, the assignee provides the writing specified above to MORPHOSYS (or its assignee) prior to the date of closing of such Transaction.

(b)	MORPHOSYS shall have the right to assign this Agreement to an Affiliate or in connection with a transaction with any third party (“Transaction”) including but not limited to: (1) acquisition (of or by), consolidation with, or merger into, any other corporation or other entity or person; (2) any corporate reorganization; or (3) the sale of its business or substantially all of its assets of its business to which this Agreement is related, provided that in any such Transaction, the assignee expressly obligates itself in a writing delivered to CENTOCOR (or its assignee), on or before the date of closing of such Transaction, to fully perform all of the obligations of MORPHOSYS under this Agreement. This right of assignment shall likewise be available to the assignee in the same manner as it is to MORPHOSYS, and to subsequent assignees in like manner, provided that in each

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instance of assignment, the assignee provides the writing specified above to CENTOCOR (or its assignee) prior to the date of closing of such Transaction.

10.12	Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party including any year 2000 computer problems. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.
10.13	Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
10.14	Disputes.

See Appendix 10.14

10.15

Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being

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the intent of the Parties that the basic purposes of this Agreement are to be effectuated as nearly as possible.
10.16	Status. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.
10.17	Indemnification.

(a) CENTOCOR shall indemnify, defend and hold harmless MORPHOSYS, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “MORPHOSYS Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the MORPHOSYS Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury and product liability matters (except in cases where such claims, suits, actions, demands or judgments result from gross negligence or willful misconduct on the part of MORPHOSYS) arising out of or relating to any actions of CENTOCOR or any Affiliate, licensee, sublicensees, distributor or agent of CENTOCOR under this Agreement or in the development, testing, production, manufacture, promotion, import, sale or use by any person of any Licensed Product manufactured or sold by CENTOCOR or by an Affiliate, licensee, sublicensee, distributor or agent of CENTOCOR.

(b) The MORPHOSYS Indemnitees shall promptly notify CENTOCOR of any action or claim for which it is to be indemnified hereunder.

10.18

Section 365(n). All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined in Section 101 of such Code. The Parties agree that the licensee may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, regardless of whether either Party files for bankruptcy in the United States or other jurisdiction. The Parties further agree that, in the event a licensee elects to retain its rights

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as a licensee under such Code, the licensee shall be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the technology shall be delivered to the licensee not later than:

(1)        the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under the Agreement, or

(2)        if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the licensor, upon written request.

10.19	Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
10.20	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
10.21	Binding Effect. This Agreement shall enter into force at such time as it and the Amended and Restated Subscription and License Agreement and the Target Recharacterization Agreement have all been duly executed.

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IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Research and License Agreement to be executed by their duly authorized representative in two (2) originals.

MORPHOSYS AG	CENTOCOR, INC.
By: /s/ S.E. Moroney	By: /s/ [Illegible]
Title: CEO	Title: President R&D
Date: 22 December 2004	Date: 22 December 2004

By: /s/ [Illegible]
Title: CFO
Date: 22 December 2004

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APPENDIX 1.24

JHU agreement

[…***…]

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APPENDIX 1.32

MORPHOSYS Anti-EST Technology

[…***…]

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APPENDIX 1.33

MORPHOSYS HuCAL GOLD Library

[…***…]

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APPENDIX 1.34

MORPHOSYS Patent Rights

[…***…]

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APPENDIX 1.36

MORPHOSYS Technology

[…***…]

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APPENDIX 1.43

Research Plan

[…***…]

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APPENDIX 3.3

Commercial License Grants

(To be completed for each Commercial Target)

[…***…]

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APPENDIX 3.8(a)

XOMA AGREEMENT

[…***…]

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APPENDIX 3.8(b)

CAT FRAMEWORK AGREEMENT

[…***…]

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APPENDIX 10.1

Patent Rights referred to in Section 10.1 of the Agreement

[…***…]

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APPENDIX 10.14

DISPUTE RESOLUTION

(a)	The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. Accordingly, any controversy or claim arising out of or relating to this Agreement, including any such controversy or claim involving the parent company, subsidiaries, or affiliates under common control of any Party (a “Dispute”), shall be resolved as set forth in this Appendix 10.14
(b)	If the RC (if during the Research Term) or representatives of the Parties (if not during the Research Term) are unable to resolve a Dispute within thirty (30) days of being requested by a Party to do so, the chief executive officers or presidents (or their respective designee, provided the designee has authority to resolve the Dispute) of the Parties shall attempt in good faith to promptly resolve such Dispute within thirty (30) days. If such chief executive officers or presidents (or their respective designees) are unable to resolve such Dispute within such period, either Party may request the Dispute to be submitted to mediation according to the CPR Mediation Procedure for Business Disputes in Europe (see www.cpradr.org). Such mediation shall be attended on behalf of each Party for at least one session by a senior business person with authority to resolve the Dispute. Any period of limitations that would otherwise expire between the initiation of a mediation and its conclusion shall be extended until 20 days after the conclusion of the mediation.
(c)

Any Dispute that cannot be resolved by mediation within 60 days of notice by one Party to the other of the existence of a Dispute (unless the parties agree to extend that period) shall be resolved by arbitration in accordance with the International Arbitration Rules of the International

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Centre for Dispute Resolution (“ICDR Rules”; see www.adr.org - these are the same as the AAA International Rules). The arbitration shall be conducted in the English language in Amsterdam, the Netherlands, by three arbitrators, one named by each Party and the third appointed in accordance with the ICDR Rules. The arbitrators, by accepting appointment, undertake to exert their best efforts to conduct the process so as to issue an award within nine months of the appointment of the last arbitrator. The arbitrators shall decide the Dispute in accordance with the law governing this Agreement. The award of the arbitrators may be entered in any court of competent jurisdiction.
(d)	If, after exchange of the request for arbitration and the response, it appears that no Party has demanded damages greater than […***…], and that no Party has demanded non-monetary relief, then there shall be only one arbitrator. Such arbitrator shall be chosen by agreement of the parties or, if the parties are unable to reach agreement on the arbitrator within 60 days of the response, the arbitrator will be appointed in accordance with the [NAI/ICDR] Rules.

The arbitral tribunal may award the costs and expenses of the arbitration as provided in the ICDR Rules, but each Party shall bear its own attorneys fees.

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